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EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 10, 2001, except for Note 9, which is as of September 5, 2001, which appears in Aastrom Biosciences, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2001.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Minneapolis, Minnesota
January 22, 2002